As filed with the Securities and Exchange Commission on March 20, 2025

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
Rubrik, Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	46-4560494
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3495 Deer Creek Road
Palo Alto, California 94304
(844) 478-2745
(Address of principal executive offices, including zip code)
Rubrik, Inc. 2024 Equity Incentive Plan
Rubrik, Inc. 2024 Employee Stock Purchase Plan
(Full titles of the plans)
Bipul Sinha
Chief Executive Officer
Rubrik, Inc.
3495 Deer Creek Road
Palo Alto, California 94304
(844) 478-2745
(Name, address and telephone number, including area code, of agent for service)
________________________
Copies to:

Jon Avina Milson Yu Julia Boesch Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Peter McGoff Anne-Kathrin Lalendran Rubrik, Inc. 3495 Deer Creek Road Palo Alto, California 94304 (844) 478-2745
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Rubrik, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 9,488,340 additional shares of its Class A common stock under the Registrant’s 2024 Equity Incentive Plan (the “2024 Plan”), pursuant to the provisions of the 2024 Plan providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2024 Plan on February 1, 2025, and (ii) 1,897,668 additional shares of its Class A common stock under the Registrant’s 2024 Employee Stock Purchase Plan (the “2024 ESPP”), pursuant to the provisions of the 2024 ESPP providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2024 ESPP on February 1, 2025. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
The Registrant previously registered shares of its common stock for issuance under the 2024 Plan and the 2024 ESPP on a Registration Statement on Form S-8 filed with the Commission on April 25, 2024 (File No. 333-278922) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement.

PART II
Item 3. Incorporation of Certain Documents by Reference
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended January 31, 2025, filed with the Commission on March 20, 2025.
(b)
The description of the Registrant’s Class A common stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on April 22, 2024 (File No. 001-42028) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 of the Annual Report.

(c)	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description	Incorporated by Reference			Filing Date
		Schedule Form	File Number	Exhibit
4.1	Amended and Restated Certificate of Incorporation of Rubrik, Inc.	8-K	001-42028	3.1	4/29/2024
4.2	Amended and Restated Bylaws of Rubrik, Inc.	8-K	001-42028	3.2	4/29/2024
4.3	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-278434	4.1	4/16/2024
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on the signature page of this Form S-8).
99.1	2024 Equity Incentive Plan.	S-1/A	333-278434	10.3	4/16/2024
99.2	2024 Employee Stock Purchase Plan.	S-1/A	333-278434	10.5	4/16/2024
107*	Filing Fee Table.
_________________
*Filed herewith.

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on March 20, 2025.

RUBRIK, INC.

By:	/s/ Bipul Sinha
Bipul Sinha
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bipul Sinha, Kiran Choudary, and Peter McGoff, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bipul Sinha	Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2025
Bipul Sinha

/s/ Kiran Choudary	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 20, 2025
Kiran Choudary

/s/ Asheem Chandna	Director	March 20, 2025
Asheem Chandna

/s/ R. Scott Herren	Director	March 20, 2025
R. Scott Herren

/s/ Mark D. McLaughlin	Director	March 20, 2025
Mark D. McLaughlin

/s/ Ravi Mhatre	Director	March 20, 2025
Ravi Mhatre

/s/ Arvind Nithrakashyap	Chief Technology Officer and Director	March 20, 2025
Arvind Nithrakashyap

/s/ Enrique Salem	Director	March 20, 2025
Enrique Salem

/s/ John W. Thompson	Director	March 20, 2025
John W. Thompson

/s/ Yvonne Wassenaar	Director	March 20, 2025
Yvonne Wassenaar